Exhibit 10.1

SPONSOR SIDE LETTER

This letter agreement (this “Side Letter”) is dated as of June 5, 2020, by and among Collier Creek Partners, LLC, a Delaware limited liability company (the “Sponsor”), Antonio F. Fernandez (“Fernandez”), Matthew M. Mannelly (“Mannelly”), William D. Toler (“Toler”), Craig D. Steeneck (“Steeneck” and, together with Fernandez, Mannelly and Toler, each an “Independent Director” and collectively, the “Independent Directors”, and together with the Sponsor, the “Sponsor Parties”), Chinh E. Chu (“Chu”), CC Collier Holdings, LLC, a Delaware limited liability company (“CC Collier”), Roger K. Deromedi (“Deromedi”), Roger K. Deromedi, as Trustee of the Roger K. Deromedi Revocable Trust, Dated 2/11/2000, Amended and Restated 11/9/2011 (the “Deromedi Trust”), Jason K. Giordano (“J. Giordano”), Erika Giordano (“E. Giordano” and, together with Chu, CC Collier, Deromedi, the Deromedi Trust and J. Giordano, the “Founder Holders”), and Collier Creek Holdings, a Cayman Islands exempted company (“PubCo”). Capitalized terms used but not defined in this Side Letter shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below), except as otherwise provided in Section 1.3 of this Side Letter.

RECITALS

WHEREAS, as of the date hereof, (i) the Sponsor is the holder of record (any such holder, a “Holder”) of 11,680,000 Buyer Class B Ordinary Shares (the “Sponsor Shares”), (ii) Fernandez is the Holder of 45,000 Buyer Class B Ordinary Shares (the “Fernandez Shares”), (iii) Mannelly is the Holder of 45,000 Buyer Class B Ordinary Shares (the “Mannelly Shares”), (iv) Toler is the Holder of 52,500 Buyer Class B Ordinary Shares (the “Toler Shares”), and (v) Steeneck is the Holder of 52,500 Buyer Class B Ordinary Shares (the “Steeneck Shares” and, together with the Fernandez Shares, the Mannelly Shares, the Toler Shares, and the Sponsor Shares, the “Founder Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Side Letter, PubCo has entered into a Business Combination Agreement with Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”, and, together with Series U, “Sellers”), and Utz Brands Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of the date hereof (as amended or modified from time to time in accordance with the terms of such agreement, the “Business Combination Agreement”), pursuant to which, among other things, immediately prior to the Closing, PubCo shall domesticate as a Delaware corporation (the “Domestication”) and, at the Closing, (i) PubCo will acquire the Acquired Company Units and the Acquired Restricted Company Units in exchange for the consideration described therein and (ii) Sellers will amend and restate the Company’s LLCA in the form set forth in an exhibit attached to the Business Combination Agreement (the “Company A&R LLCA”) pursuant to which PubCo will be the sole managing member of the Company;

WHEREAS, in connection with the Domestication and the occurrence of the Closing, each Founder Share will automatically be converted into one share of Class A Common Stock of PubCo (“Class A Common Stock”) pursuant to the Governing Documents of PubCo (the “Automatic Conversion”);

WHEREAS, in accordance with the terms of this Side Letter, in lieu of the Automatic Conversion of an aggregate of 2,000,000 Founder Shares, the Sponsor Parties desire to instead automatically convert an aggregate of 1,000,000 of the Founder Shares into Series B-1 Non-Voting Common Stock of PubCo (the “Series B-1 Common Stock”) and 1,000,000 of the Founder Shares into Series B-2 Non-Voting Common Stock of PubCo (the “Series B-2 Common Stock”, and together with the PubCo Series B-1 Common Stock, the “Class B Common Stock”)) in connection with the Domestication and upon the occurrence of the Closing;

WHEREAS, the remaining Founder Shares shall continue to be subject to the Automatic Conversion; and

WHEREAS, as an inducement to Sellers and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein, including making each of the Sellers an express third party beneficiary of this Side Letter to the extent set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
Class b cONVERSION; COVENANTS

Section 1.1             Conversion of Certain Founder Shares. Effective as of the consummation of the Domestication, and conditioned on the occurrence of the Closing in accordance with the Business Combination Agreement, each Sponsor Party hereby consents to the automatic conversion of the number of Founder Shares set forth opposite its or his/her name on Schedule I hereto under the header “Founder Shares” into the number of shares of Series B-1 Common Stock and Series B-2 Common Stock set forth opposite its or his/her name on Schedule I hereto under the headers “Series B-1 Common Stock” and “Series B-2 Common Stock”, respectively, in each case in lieu of the Automatic Conversion, in accordance with the terms and conditions of this Side Letter (such automatic conversion, the “Class B Conversion”), which shares of Class B Common Stock shall be subject to the provisions set forth in this Side Letter and the Buyer Certificate of Incorporation (all such Class B Common Stock, the “Restricted Sponsor Shares”). After the Class B Conversion, each Sponsor Party shall own the number of shares of Class A Common Stock set forth opposite its or his/her name on Schedule I hereto under the header “Class A Common Stock”.

Section 1.2             Dividend Payments. For so long as any Restricted Sponsor Share is outstanding, the payment of any dividend declared by the Board in respect of a share of Class B Common Stock shall not be made by PubCo to any holder of Class B Common Stock unless and until the occurrence of a Conversion Event, as set forth in Section 1.3(a) below, with respect to such share of Class B Common Stock. If any such Restricted Sponsor Share does not convert in accordance with Section 1.3(a) prior to such time as such Restricted Sponsor Share is canceled in accordance with Section 1.4, no dividends previously declared shall be paid or payable to the holder of such Restricted Sponsor Share in respect of any such share of Class B Common Stock and any right to such dividends shall be forfeited in all respects.

Section 1.3             Conversion of Restricted Sponsor Shares. All capitalized terms used but not defined in this Section 1.3 and Section 1.5 shall have the meaning set forth in the Company A&R LLCA.

(a)            Pursuant to the Company A&R LLCA, PubCo will hold a number of Restricted Common Units equal to the aggregate number of outstanding Restricted Sponsor Shares. Each Restricted Sponsor Share will be held in accordance with this Side Letter unless and until an applicable Vesting Event in accordance with the Company A&R LLCA occurs with respect to the Restricted Common Unit held by PubCo corresponding to such Restricted Sponsor Share.  The occurrence of (i) a First Tier Vesting Event or Partial Vesting Event (based on the First Tier Vesting Event threshold) applicable to Restricted Common Units in accordance with the Company A&R LLCA, if ever, shall be treated for purposes of this Side Letter and the Buyer Certificate of Incorporation as a conversion event in respect of the Series B-1 Common Stock (a “B-1 Conversion Event”) upon and after the Conversion Date (as defined in the Company A&R LLCA) with respect to such Restricted Common Units, (ii) a Second Tier Vesting Event or Partial Vesting Event (based on the Second Tier Vesting Event threshold) applicable to Restricted Common Units in accordance with the Company A&R LLCA, if ever, shall be treated for purposes of this Side Letter and the Buyer Certificate of Incorporation as a conversion event in respect of the Series B-2 Common Stock (a “B-2 Conversion Event”) upon and after the Conversion Date with respect to such Restricted Common Units, and (iii) a Full Vesting Event applicable to Restricted Common Units in accordance with the Company A&R LLCA, if ever, shall be treated for purposes of this Side Letter and the Buyer Certificate of Incorporation as a conversion event in respect of the Series B-1 Common Stock and the Series B-2 Common Stock (a “Full Conversion Event” and, together with any B-1 Conversion Event or any B-2 Conversion Event, the “Conversion Events” and each a “Conversion Event”) upon and after the Conversion Date with respect to such Restricted Common Units. The date on which a Conversion Event occurs with respect to any Restricted Common Unit in accordance with this Section 1.3(a) or such later date on which the Conversion Date (as such term is defined pursuant to the Company A&R LLCA) will occur with respect to such Conversion Event as determined pursuant to Section 4.1(d) of the Company A&R LLCA is referred to in this Side Letter as a “Conversion Date”). On a Conversion Date in respect of a Conversion Event, each Restricted Sponsor Share to which such Conversion Event applies shall convert, automatically and without any further action by the holder of such Restricted Sponsor Share, PubCo or any other Person, into an equal number of shares of Class A Common Stock in accordance with Section 4.3(D) of the Buyer Certificate of Incorporation; provided, that, if a B-1 Conversion Event has not occurred at the time of the occurrence of a B-2 Conversion Event, such B-1 Conversion Event shall be deemed to also occur upon the occurrence of the B-2 Conversion Event, such that all of the then outstanding Class B Common Stock shall convert on the Conversion Date in respect of such Conversion Event in accordance with this Section 1.3(a).

(b)            Upon the occurrence of a Conversion Event with respect to a Restricted Sponsor Share, the Dividend Catch-Up Payment (as defined below) in respect of such Restricted Sponsor Share shall become payable as of the Conversion Date with respect to such Conversion Event by PubCo to the holder of record of such Restricted Sponsor Share as of the day immediately prior to such Conversion Date, and shall be paid in accordance with this Section 1.3(b). PubCo shall pay, no later than five (5) Business Days following the Conversion Date with respect to a Restricted Sponsor Share for which a Conversion Event has occurred, the dividends previously declared in respect of such Class B Common Stock beginning at the time of the Closing and ending on the day before the Conversion Date with respect to such Restricted Sponsor Share (“Dividend Catch-Up Period”), but not including dividends declared on the Conversion Date (which amount shall be, for the avoidance of doubt, the aggregate per share amount of dividends declared in respect of a share of Class A Common Stock during the Dividend Catch-Up Period (each such payment, a “Dividend Catch-Up Payment”)). If any portion of a Dividend Catch-Up Payment was declared by PubCo as an in-kind dividend (which, for the avoidance of doubt, for purposes of this Side Letter, shall not include any transaction subject to Section 1.5 hereof), then such portion of the Dividend Catch-Up Payment shall also be paid as an in-kind dividend; provided, however, the Sponsor Parties hereby agree that, to the extent PubCo received cash in lieu of the in-kind distributions in respect of its Common Units held in the Company which were declared substantially concurrently with such in-kind dividend by PubCo comprising a portion of the Dividend Catch-Up Payment, then such equivalent portion of the Dividend Catch-Up Payment shall be paid in cash in lieu of such in-kind dividend and such holder of PubCo stock shall be treated for all purposes as if it received the in-kind distribution of property, which is then immediately exchanged by such holder for cash of equivalent value. If a dividend is declared by PubCo on a Conversion Date, such dividend shall be paid to the Holder of such Restricted Sponsor Share as a holder of Class A Common Stock, and not as part of the Dividend Catch-Up Payment, and PubCo shall ensure that the holder of the Restricted Sponsor Shares on such Conversion Date shall be treated as a record holder of Class A Common Stock (in respect of each Restricted Sponsor Share which converted into a share of Class A Common Stock in accordance with this Section 1.3 on such Conversion Date) for purposes of such dividend.

Section 1.4             Cancellation of Restricted Sponsor Shares. To the extent that, on or before the tenth (10th) anniversary of the Closing Date, a Vesting Event has not occurred with respect to a Restricted Common Unit pursuant to the Company A&R LLCA and as a result any Restricted Sponsor Share has not converted in accordance with Section 1.3(a) hereof, then immediately and without any further action under this Side Letter, on the date that is the tenth (10th) anniversary of the Closing Date, all such Restricted Sponsor Shares outstanding shall automatically be forfeited to PubCo and canceled for no consideration therefor and shall cease to be outstanding and any dividend declared in respect of such Restricted Sponsor Shares and any Dividend Catch-Up Payment shall also be forfeited to PubCo for no consideration therefor.

Section 1.5             Adjustments. In the event any stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination or exchange of shares of PubCo occurs with respect to any Founder Shares before the Closing, but excluding the Class B Conversion and the Automatic Conversion, (each, a “Pre-Closing Split”), then the number of Founder Shares that converts into Restricted Sponsor Shares shall be adjusted as a result of such Pre-Closing Split to provide the same economic effect as contemplated by this Side Letter prior to such Pre-Closing Split. In the event any stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination or exchange of shares of Class A Common Stock or Class B Common Stock of PubCo occurs after the Closing but prior to a Conversion Date (each, a “Post-Closing Split”) with respect to Restricted Sponsor Shares held by a Sponsor Party to which a Dividend Catch-Up Payment relates, the per share amount used to calculate the amount of such Dividend Catch-Up Payment with respect to any dividend declared prior to such Post-Closing Split shall be ratably adjusted in a manner consistent with such Post-Closing Split such that, in the aggregate, such Holder of Restricted Sponsor Shares would not receive a greater or lesser Dividend Catch-Up Payment than such Holder would have received absent such Post-Closing Split. Upon the occurrence of a Post-Closing Split, the number of outstanding Restricted Sponsor Shares held in the aggregate by the Founder Holders and the Sponsor Parties shall be adjusted to equal the number of Common Units into which the Restricted Common Units owned by PubCo corresponding to those Restricted Sponsor Shares would convert upon vesting.

Section 1.6             Transfer Restrictions. Each Sponsor Party hereby acknowledges and agrees that, during the period between the execution of this Side Letter and the Closing, the Founder Shares shall remain subject to and bound by the provisions of, and may only be Transferred (as defined in the Lock-Up Agreement) in accordance with, Section 5 of that certain letter agreement (the “Lock-Up Agreement”), dated as of October 4, 2018, by and among PubCo and each of the Sponsor Parties, a copy of which is attached hereto as Exhibit A. Following the Closing, no Sponsor Party and no Founder Holder shall be entitled to make any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition (each, a “Transfer”) of any Restricted Sponsor Share, except in accordance with that Investor Rights Agreement dated as of the Closing Date among PubCo, the Sponsor Parties, the Founder Holders and the other parties thereto (the “Investor Rights Agreement”); provided, that the joinder executed by any transferee in receipt of Restricted Sponsor Shares in connection with such Transfer shall include an obligation to be bound by this Side Letter; provided, further, that any transferee in receipt of Restricted Sponsor Shares will make an election, on a protective basis, under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) in accordance with Section 1.8 of this Side Letter upon the request of the transferor thereof, within thirty (30) days following such transfer.

Section 1.7             Legend on Certificates for Certificated Shares. Each outstanding share of Class B Common Stock, whether certificated or in book-entry form, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK-ENTRY CREDIT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK-ENTRY CREDIT IS SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER CONDITIONS SPECIFIED IN THAT CERTAIN LETTER AGREEMENT, DATED AS OF JUNE 5, 2020 BY AND AMONG UTZ BRANDS, INC. (THE “CORPORATION”), COLLIER CREEK PARTNERS, LLC, AND THE OTHER PARTIES THERETO (THE “SIDE LETTER”). A COPY OF SUCH TRANSFER RESTRICTIONS AND OTHER CONDITIONS SHALL BE FURNISHED BY THE CORPORATION TO THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK-ENTRY CREDIT UPON SUCH HOLDER’S WRITTEN REQUEST AND WITHOUT CHARGE.

THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK-ENTRY CREDIT IS SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER CONDITIONS SPECIFIED IN THAT CERTAIN INVESTOR RIGHTS AGREEMENT, DATED AS OF [●], 2020, BY AND AMONG UTZ BRANDS, INC. (THE “CORPORATION”), COLLIER CREEK PARTNERS, LLC, AND THE OTHER PARTIES THERETO (THE “INVESTOR RIGHTS AGREEMENT”). A COPY OF SUCH TRANSFER RESTRICTIONS AND OTHER CONDITIONS SHALL BE FURNISHED BY THE CORPORATION TO THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK-ENTRY CREDIT UPON SUCH HOLDER’S WRITTEN REQUEST AND WITHOUT CHARGE.”

Section 1.8             Section 83(b) Elections. Within thirty (30) days following the Closing Date, each Sponsor Party shall file with the Internal Revenue Service (the “IRS”) (via certified mail, return receipt requested) a completed election, on a protective basis, under Section 83(b) of the Code and the regulations promulgated thereunder, with respect to the Restricted Sponsor Shares into which their Founder Shares converted, in the form attached hereto as Exhibit B and, upon such filing, shall thereafter notify PubCo that such Sponsor Party has made such timely filing and provide PubCo with a copy of such election. Each such Sponsor Party should consult his tax advisor regarding the consequences of Section 83(b) elections, as well as the receipt, holding and sale of the Restricted Sponsor Shares.

Section 1.9             Further Assurances. PubCo, each Sponsor Party and each Founder Holder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the transactions contemplated by this Side Letter on the terms and subject to the conditions set forth herein.

Section 1.10           No Inconsistent Agreement. Each Sponsor Party and each Founder Holder hereby represents and covenants that such Sponsor Party and such Founder Holder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor Party’s or such Founder Holder’s obligations under this Side Letter with respect to the Restricted Sponsor Shares.

Section 1.11           Founder Acknowledgement. Each Founder Holder hereby agrees that, upon the receipt of any Restricted Sponsor Shares, it will hold such Restricted Sponsor Shares in accordance with the terms set forth in this Side Letter and upon such receipt agrees to abide by the terms of this Side Letter as if a Sponsor Party (and Holder) hereto. Upon receipt of any Restricted Sponsor Shares, each Founder Holder will make an election, on a protective basis, under Section 83(b) of the Code in accordance with Section 1.8 of this Side Letter upon the request of the Sponsor, within thirty (30) days following such receipt.

Section 1.12           Tax Treatment. The parties to this Side Letter intend that, for U.S. federal and all applicable state and local income tax purposes, (1) the Automatic Conversion, the Class B Conversion, and the Conversion Events (if any) each qualify as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code, (2) this Side Letter be, and hereby adopt this Side Letter as, a “plan of reorganization” within the meaning of Section 368 of the Code, and (3) the amount of any dividends declared with respect to the Restricted Sponsor Shares not be reported as taxable income (on IRS Form 1099 or otherwise) to the Holders thereof unless and until such dividends are paid in cash or in kind (which, for the avoidance of doubt, for purposes of this Side Letter, shall not include any transaction subject to Section 1.5 hereof), as the case may be. The parties to this Side Letter shall not take any position inconsistent with the intent set forth in this Section 1.12 except to the extent otherwise required by a “determination” as defined in Section 1313 of the Code. References in this Section 1.12 to the Code shall include references to any similar or analogous provisions of state or local law.

Section 1.13           Stock Transactions. During the period between the execution of this Side Letter and the Closing, each Sponsor Party and each Founder Holder acknowledges and agrees that if he, she or it, directly or indirectly, acquires any shares of PubCo, such Sponsor Party or Founder Holder agrees that he, she or it will (a) make such acquisition in material compliance with applicable Laws regarding the sale and purchase of securities and material non-public information, (b) not elect to make a Buyer Share Redemption with respect to any such purchased shares and (c) vote all such shares in favor of the Buyer Shareholder Voting Matters.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Each Sponsor Party and each Founder Holder represents and warrants to PubCo (solely with respect to itself, himself or herself and not with respect to any other Sponsor Party or Founder Holder) as follows:

Section 2.1             Organization; Due Authorization. If such Sponsor Party is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Side Letter and the consummation of the transactions contemplated hereby are within such Sponsor Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor Party. If such Sponsor Party is an individual, such Sponsor Party and such Founder Holder has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Side Letter has been duly executed and delivered by such Sponsor Party and such Founder Holder and, assuming due authorization, execution and delivery by the other parties to this Side Letter, this Side Letter constitutes a legally valid and binding obligation of such Sponsor Party and such Founder Holder, enforceable against such Sponsor Party and such Founder Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Side Letter is being executed in a representative or fiduciary capacity, the Person signing this Side Letter has full power and authority to enter into this Side Letter on behalf of the applicable Sponsor Party or Founder Holder.

Section 2.2             Ownership. Such Sponsor Party is the Holder of all of such Sponsor Party’s Founder Shares as set forth in this Side Letter, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Founder Shares, other than transfer restrictions under the Securities Act) affecting any such Sponsor Shares, other than any Permitted Liens or pursuant to (i) this Side Letter, (ii) such Sponsor Party’s organizational documents or the organizational documents of PubCo, or (iii) the Investor Rights Agreement.

Section 2.3             No Conflicts. The execution and delivery of this Side Letter by such Sponsor Party or such Founder Holder does not, and the performance by such Sponsor Party or Founder Holder of his, her or its obligations hereunder will not, (i) if such Sponsor Party is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor Party or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party, such Founder Holder or such Sponsor Party’s or Founder Holder’s Founder Shares), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party or such Founder Holder of its, his or her obligations under this Side Letter.

Section 2.4             Litigation. There are no Proceedings pending against such Sponsor Party or such Founder Holder, or to the knowledge of such Sponsor Party or Founder Holder threatened against such Sponsor Party or Founder Holder, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party or Founder Holder of its, his or her obligations under this Side Letter.

ARTICLE III
MISCELLANEOUS

Section 3.1             Termination. This Side Letter and all of its provisions shall terminate and be of no further force or effect upon the termination of the Business Combination Agreement in accordance with Article XI thereof. Upon such termination of this Side Letter, all obligations of the parties under this Side Letter will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof. This Article III shall survive the termination of this Side Letter.

Section 3.2             Amendment and Waiver. No amendment of any provision of this Side Letter shall be valid unless the same shall be in writing and signed by PubCo and each Sponsor Party and Founder Holder to the extent such Sponsor Party or Founder Holder holds Founder Shares or Restricted Sponsor Shares; provided, that, in no event shall any amendment be made to the terms of this Side Letter in favor of a Sponsor Party or Founder Holder which would provide such Sponsor Party or Founder Holder with more economic rights than the parallel rights held by PubCo and Sellers in respect of their Restricted Common Units in accordance with the Company A&R LLCA. No waiver of any provision or condition of this Side Letter shall be valid unless the same shall be in writing and signed by the party against which such waiver is to be enforced. No waiver by any party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

Section 3.3             Assignment; Third Party Beneficiaries. This Side Letter and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Side Letter nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto, other than in respect of the dissolution of the Sponsor to the members of the Sponsor in receipt of Restricted Sponsor Shares as a result thereof.  This Side Letter is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties and such permitted assigns, any legal or equitable rights hereunder. Notwithstanding anything to the contrary contained in this Side Letter the parties acknowledge and agree that from the execution of this Side Letter until the occurrence of the Closing or the termination of this Side Letter in accordance with Section 3.1 of this Side Letter (a) the Sellers are express third-party beneficiaries of this Side Letter, (b) no amendment of this Side Letter, waiver of any provision or condition of this Side Letter, or assignment of this Side Letter shall be made without the prior written consent of the Sellers, and (c) the Sellers shall be entitled to enforce the terms of this Side Letter as if they were a party hereto, and the Sellers shall be entitled to exercise any remedies for breaches by any party of, or failure of any party to perform, this Side Letter, including without limitation injunctive or other equitable relief or an Order of specific performance (or any other equitable remedy) to enforce the terms hereof and to prevent breaches of this Side Letter, in addition to any other remedy at law or in equity, and shall not be required to provide any bond or other security in connection with any such Order or injunctive relief.

Section 3.4             Notices. All notices, demands and other communications to be given or delivered under this Side Letter shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following delivery by reputable overnight express courier (charges prepaid) or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 3.4, notices, demands and other communications to the parties hereto shall be sent to the addresses indicated below:

Notices to PubCo, the Sponsor, the Founder Holders and following the Closing, the Company:		with a copy to (which shall not constitute notice):

Collier Creek Holdings		Kirkland & Ellis LLP
200 Park Avenue, 58th Floor		601 Lexington Avenue
New York, NY 10166		New York, NY 10022
Attention:	Jason K. Giordano	Attention:	Peter Martelli, P.C.
Email:	giordano@cc.capital		Lauren M. Colasacco, P.C.
		E-mail:	peter.martelli@kirkland.com
lauren.colasacco@kirkland.com

Notices to Fernandez:		with a copy to (which shall not constitute notice):

Antonio Fernandez		Kirkland & Ellis LLP
c/o Collier Creek Holdings		601 Lexington Avenue
200 Park Avenue, 58th Floor		New York, NY 10022
New York, NY 10166		Attention:	Peter Martelli, P.C.
E-mail: antonio.fernandez@affadvisors.com			Lauren M. Colasacco, P.C.
		E-mail:	peter.martelli@kirkland.com
lauren.colasacco@kirkland.com

Notices to Mannelly:		with a copy to (which shall not constitute notice):

Matthew Mannelly		Kirkland & Ellis LLP
c/o Collier Creek Holdings		601 Lexington Avenue
200 Park Avenue, 58th Floor		New York, NY 10022
New York, NY 10166		Attention:	Peter Martelli, P.C.
E-mail: mattmannelly@gmail.com			Lauren M. Colasacco, P.C.
		E-mail:	peter.martelli@kirkland.com
lauren.colasacco@kirkland.com

Notices to Toler:		with a copy to (which shall not constitute notice):

William Toler		Kirkland & Ellis LLP
c/o Collier Creek Holdings		601 Lexington Avenue
200 Park Avenue, 58th Floor		New York, NY 10022
New York, NY 10166		Attention:	Peter Martelli, P.C.
E-mail: wdtoler@yahoo.com			Lauren M. Colasacco, P.C.
		E-mail:	peter.martelli@kirkland.com
lauren.colasacco@kirkland.com

Notices to Steeneck:		with a copy to (which shall not constitute notice):

Craig Steeneck		Kirkland & Ellis LLP
c/o Collier Creek Holdings		601 Lexington Avenue
200 Park Avenue, 58th Floor		New York, NY 10022
New York, NY 10166		Attention:	Peter Martelli, P.C.
E-mail: cdsteeneck0226@gmail.com			Lauren M. Colasacco, P.C.
		E-mail:	peter.martelli@kirkland.com
lauren.colasacco@kirkland.com

Section 3.5             Entire Agreement . This Side Letter and the exhibits and schedule hereto constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.6             Miscellaneous . The provisions of Sections 12.4, 12.5, 12.7, 12.8, 12.9, and 12.10 of the Business Combination Agreement shall apply mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, PubCo, each Sponsor Party and each Founder Holder have duly executed this Side Letter as of the date first written above.

PUBCO:

COLLIER CREEK HOLDINGS

By:	/s/ Jason K. Giordano
Name: Jason K. Giordano
Title: Co-Executive Chairman

SPONSOR PARTIES:

COLLIER CREEK PARTNERS, LLC

By:	/s/ Jason K. Giordano
Name: Jason K. Giordano
Title: Manager

/s/ Antonio F. Fernandez
Antonio F. Fernandez

/s/ Matthew M. Mannelly
Matthew M. Mannelly

/s/ Craig D. Steeneck
Craig D. Steeneck

/s/ William D. Toler
William D. Toler

FOUNDER HOLDERS:

/s/ Chinh E. Chu
Chinh E. Chu

/s/ Roger K. Deromedi
Roger K. Deromedi

/s/ Jason K. Giordano
Jason K. Giordano

/s/ Erika Giordano
Erika Giordano

ROGER K. DEROMEDI REVOCABLE TRUST, DATED 2/11/2000, AMENDED AND RESTATED 11/9/2011

By:	/s/ Roger K. Deromedi
Name: Roger K. Deromedi
Title: Trustee

CC COLLIER HOLDINGS, LLC

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: President and Senior Managing Director

Schedule I

EXHIBIT A

LOCK-UP AGREEMENT

EXHIBIT B

Section 83(b) Election